SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            KELLY SERVICES, INC.
               (Name of Registrant as Specified in Its Charter)

                            KELLY SERVICES, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transactions applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* _________________________________
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________
        ______________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________

________________
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                           [ Kelly Logotype ]

                           KELLY SERVICES, INC.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               May 21, 1996

To the Stockholders of
Kelly Services, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 21, 1996 at 11 o'clock in the forenoon, Eastern Daylight Time, for the following purposes:

      1. To elect Directors as set forth in the accompanying Proxy
         Statement.

      2. To consider and act upon a proposed amendment to the Certificate of Incorporation to establish a Board of Directors consisting of no fewer than five (5) and no more than nine (9) members, divided into three classes, the exact number of directors to be determined from time to time by resolution of the Board of Directors.

      3. To consider and act upon a proposal for approval of the Company's Performance Incentive Plan as Amended and Restated including performance-based criteria for performance awards for senior executive officers.

      4. To ratify the appointment of Price Waterhouse LLP as independent accountants.

      5. To transact any other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Only holders of the Company's Class B common stock of record at the close of business on March 25, 1996 will be entitled to notice of and to vote at the meeting.

      TO ENSURE A QUORUM, IT IS IMPORTANT THAT YOUR PROXY BE MAILED PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

                                        By Order of the Board of Directors

April 22, 1996
999 West Big Beaver Road                Eugene L. Hartwig
Troy, Michigan 48084-4782                   Secretary

                             KELLY SERVICES, INC.
                           999 West Big Beaver Road
                           Troy, Michigan 48084-4782

                                                                April 22, 1996

                                PROXY STATEMENT

                      1996 ANNUAL MEETING OF STOCKHOLDERS

     This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (hereinafter called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 21, 1996 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 22, 1996. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or appearing in person at the meeting any time prior to the exercise of the powers conferred thereby.

     If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of the directors, designated Proposal 1 on the proxy, FOR the proposal to the amendment to the Certificate of Incorporation to enlarge the Board of Directors, designated Proposal 2, FOR the proposal to approve the Company's Amended and Restated Performance Incentive Plan including performance-based critieria for performance awards for senior executive officers, designated Proposal 3, FOR the proposal to ratify the selection of independent accountants, designated Proposal 4 on the proxy, and on any other matters that properly come before the Annual Meeting in the manner as set forth on the proxy. Abstentions (including broker non-votes) are not counted as votes cast in the tabulation of votes on any matter submitted to stockholders.

     Stockholders on the record date will be entitled to one vote for each share held.

     At the close of business on March 25, 1996, the outstanding number of voting securities (exclusive of treasury shares) was 3,598,520 shares of the Class B common stock, having a par value of $1.00. Class B common stock is the only class of the Company's securities with voting rights.

                       Securities Beneficially Owned by
                     Principal Stockholders and Management

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

     Set forth in the following table are the beneficial holdings on March 1,1996, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

                                            Number of Shares      Percent
        Name and Address of                  and Nature of          of
         Beneficial Owners              Beneficial Ownership (a)   Class
        -------------------             ------------------------  -------

W. R. Kelly............................      2,189,840(b)           60.9
 999 W. Big Beaver Road
 Trod, Michigan 48084


T. E. Adderley.........................      1,024,726(c)           28.4
 999 W. Big Beaver Road
 Troy, Michigan 48084


First Chicago NBD Corporation..........       193,419(d)             5.4
 One First National Plaza
 Chicago, Illinois 60670

(a) Nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless indicated by footnote.

(b) All shares directly held. Because of his substantial stockholdings, Mr. Kelly may be deemed to be a "control person" of the Company under applicable regulations of the Securities and Exchange Commission.

(c) Includes 952,100 shares directly held; 71,825 shares in an irrevocable trust, of which he is beneficiary; 625 shares held in five separate trusts of which he is co-trustee with sole or shared voting and investment power, in which he has no equity interest; and 176 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(d) Based upon a report filed by First Chicago NBD Corporation with the Securities and Exchange 1 Commission on Schedule 13G upon which the company relies for the information presented. The report indicates that the number of shares of common stock owned by the reporting person are:
    121,469, sole voting power; 71,825, shared voting power; 109,156, sole dispositive power; and 84,263, shared dispositive power.

     Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on March 1, 1996, on the basis described above, of each director and the nominees for election, and all directors and officers as a group.

                             Class A Common Stock               Class B Common Stock
                          ------------------------------    -----------------------------

                            Number of Shares     Percent    Number of Shares      Percent
     Directors and           and Nature of          of          and Nature of       of
       Nominees           Beneficial Ownership    Class     Beneficial Ownership   Class
     -------------        --------------------   -------    --------------------  -------

W. R. Kelly.............     14,771,161(a)        42.9          2,189,840(d)        60.9
T. E. Adderley..........      3,281,754(b)(c)      9.5          1,024,726(e)        28.4
C. V. Fricke ...........          4,051             *                 781             *
H. E. Guenther..........          3,061             *                 875             *
V. G. Istock ...........          1,834             *                 875             *
B. J. White.............            459             *                   0             *
All Directors and
 Executive Officers as
 a group ...............     18,222,452(c)        52.9          3,218,414           89.4

* Less than 1%

(a) All shares directly held except 568,324 shares owned by Mr. Kelly's wife, in which he disclaims beneficial interest.

(b) Includes 675,103 shares directly held; 310,612 shares in an irrevocable trust, of which he is beneficiary; 2,227,092 shares held in eleven separate trusts of which he is co-trustee with sole or shared investment power, in which he has no equity interest; 49,209 shares held by Mr. Adderley and his wife as custodian for certain of his minor children under the Michigan Uniform Gifts to Minors Act, in which he has no equity interest; 1,138 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(c) Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days.

(d) See footnote (b) to first table.

(e) See footnote (c) to first table.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1995 all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners have been met, except with respect to Senior Vice President Carl T. Camden who filed a late Form 3 due in April 1996 reporting his initial ownership of shares of the Company's common stock. A Form 3 reporting that he did not own any of the Company's common stock was filed in May 1995.

                              Board of Directors

     The business, property and affairs of the Company are managed by the Board of Directors, which establishes broad corporate policies and performance objectives, but is not involved in the day-to-day operating details. Regular meetings of the Board of Directors are held in each quarter and special meetings are scheduled when required. The Board held four meetings during the last fiscal year.

     The Board of Directors has a standing Audit Committee, composed of Messrs. Fricke, Guenther, Istock and White, which held four meetings in 1995. The Audit Committee's purpose is to review the scope of the work and fees of the independent accountants and to review with the independent accountants their report or opinion on the Company's financial statements.

     During 1995 the Board of Directors did not have a nominating committee. The Compensation Committee whose functions are described in the Compensation Committee Report on page 5 of this Proxy Statement held six meetings in 1995 and is composed of Messrs. Fricke, Guenther and White.

     All of the Directors of the Company attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees on which each served, except for Mr. White who, because of a scheduling conflict, missed satisfying 75 percent attendance by one meeting.


                           Compensation of Directors

     Directors of the Company who are not salaried officers are paid an annual retainer fee of $21,000, a fee of $1,000 for each meeting of the Board of Directors attended and a fee of $800 for each meeting of a committee of the Board of Directors attended. In addition, under the Non-Employee Director Stock Award Plan approved by the stockholders in 1995, each non-officer Director receives an annual grant of shares of the Company's Class A common stock equal in value to one-half of the Director's annual retainer fee.


          Compensation Committee Interlocks and Insider Participation

     Messrs. Fricke, Guenther and White served on the Compensation Committee during 1995.

     Mr. Adderley, the Company's President and Chief Executive Officer, serves on the board of directors of First Chicago NBD Corporation. Prior to the merger of NBD Bancorp, Inc. and First Chicago Corporation effective on December 1, 1995 to form First Chicago NBD Corporation, Mr. Adderley served on the board of directors of NBD Bancorp, Inc. and was a member of its Compensation Committee. Mr. Istock, a director of the Company, and a director of First Chicago NBD Corporation, was Chairman and Chief Executive Officer and a director of NBD Bancorp, Inc. Effective with the merger, Mr. Istock was named President and Chief Executive Officer of First Chicago NBD Corporation.

                         COMPENSATION COMMITTEE REPORT

                        COVERING EXECUTIVE COMPENSATION

     The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors consisting of Messrs. Fricke, Guenther and White, each of whom is an outside director. The Committee has responsibility for review and final approval of all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 1995, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Performance Incentive Plan (the Company's long-term incentive plan) and makes recommendations with respect to granting awards under such plan subject to review and approval by a majority of the full complement of those members of the Board of Directors who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission.

Compensation Principles

     The philosophy underlying the Company's executive compensation program has the following goals: (a) to align key executive and management employees with the Company's strategic and financial objectives; (b) to attract, retain and motivate a management team of high quality; (c) to create incentives which motivate employees to achieve continual growth and increasing profitability of the Company; and (d) to promote appreciation of the common interests of stockholders, executives and key management employees.

     Total compensation is directly related to the successful achievement of the Company's performance objectives. Short-term objectives are established on an annual basis, the achievement of which is rewarded annually. Long-term objectives will be linked to a two-to-five-year performance period, the achievement of which will be rewarded accordingly. All compensation, other than stock options and restricted stock awards, whether in the form of salary, short-term incentive awards or grants of performance shares, or cash equivalents, will be based on successful accomplishment of periodically established objectives reflecting the Company's business and financial goals.

     Performance objectives, which are identified as short or long-term, provide standards for the measurement of Company, unit and individual performance. Some performance objectives are Company-wide; others will vary, depending on individual responsibilities, groups of employees or particular projects and plans.

     The Company has reviewed the nondeductibility of executive compensation in excess of $1 million as required under Section 162(m) of the Internal Revenue Code. The Company will be submitting for stockholder approval at the Annual Meeting of Stockholders on May 21, 1996 a proposal setting forth performance-based, objective criteria governing whether performance awards under the Company's Performance Incentive Plan will be subject to forfeiture in whole or in part over the award period. The Company's purpose in securing such approval is to preserve the Company's tax deduction for such performance awards made to its Chief Executive Officer and those executives to whom such awards are granted who are vice presidents and above whose annual compensation may in the future exceed $1 million.

     In order to encourage substantial stock ownership by the Company's senior executive group so as to align their interests more closely with the stockholders' interests, the Committee earlier this year approved share ownership guidelines as objectives to be worked toward by these executives. The guideline for the chief executive officer is ownership of shares having a value five times base salary; for executive vice presidents, four times base salary and for senior vice presidents, three times base salary.

     The following is a discussion of the major elements of the Company's executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1995 compensation of Mr. Adderley as the Company's Chief Executive Officer.


Annual Compensation

     Annual cash compensation for executive officers consists of base salaries and, for 1995, short-term incentive awards earned under the Company's Short-Term Incentive Plan. Base salaries for executive officers are targeted to be competitive with the marketplace identified by national surveys of executive compensation in which the Company periodically participates and which are recognized and credible within the professional field of compensation management. Because the Company competes for executive-level personnel beyond the temporary help industry, the companies included in the surveys referred to above are not the same as those included in the Industry Index presented in the performance graph in the Company's Proxy Statement. Base salaries are targeted to correspond generally with the median of the range of salaries in the surveys consulted.

     Competitive assessments incorporate benchmarking against companies, not in the temporary help industry, having similar revenue and other relevant factors. Individual performance is also a factor in determining base salary. The Committee is responsible for reviewing and approving the annual salary increase budget for all officers.

     For 1995, Mr. Adderley received a 10.17 percent salary increase from $590,000 to $650,000 to bring his base salary more in line with the median base salaries of chief executive officers of other companies of comparable size.

     Annual incentive awards for executive officers paid under the Short-Term Incentive Plan required that the Company achieve a certain level of pre-tax earnings, as established by the Committee at its February 1995 meeting. Because the Company exceeded the threshold pre-tax earnings objective established for 1995, the Committee approved short-term incentive awards based upon a percentage of the individual executive's target award combined with an assessment of unit and individual officer performance.

     Mr. Adderley's 1995 Short-Term Incentive Plan award was based entirely on the Company's financial performance. In 1995, corporate pre-tax earnings did not reach the corporate pre-tax earnings level necessary for 100 percent payout of his target award of $390,000. Under the award payout schedule established at the time the pre-tax earnings target was set, Mr. Adderley's award was determined to be 62 percent of his target award or $241,000.

     Awards for other executive officers, including the four executive officers named in the accompanying table ("Named Executives"), were determined based on the Company's pre-tax earnings results combined with an assessment of their individual and unit performance, except for Messrs. Barranco and Thompson whose awards were based entirely on the Company's pre-tax earnings.

Long-Term Compensation

     The long-term incentive compensation for executive officers can consist of cash and stock-based awards made under the Company's Performance Incentive Plan. Non-Qualified Stock Options, Incentive Stock Options, Restricted Stock Awards and Performance Share Awards (subject to the approval of stockholders under Proposal 3), in the case of certain senior executives, are currently the only type of awards outstanding under the Performance Incentive Plan.

     During 1995, a review of compensation components for chief executive officers in companies of similar size indicated that Mr. Adderley's compensation was substantially below competitive levels. As a result, the Committee during 1995 recommended that Mr. Adderley be awarded a Non-Qualified Stock Option to purchase 26,000 shares of Class A common stock and an Incentive Stock Option to purchase 4,000 shares of Class A common stock to bring his total compensation package more in line with competitive practice.

     The decision to grant stock options is considered periodically by the Committee during each year. Grants may be given to new hires, employees promoted to new positions and other key managers and executives as deemed appropriate by the Committee. Grant size is determined based on a guideline of option shares for each management level that is generally competitive with the median level of grants awarded by companies of similar size. Decisions regarding the size of individual grants take into consideration the number of outstanding unexercised option shares available to the individual compared to the targeted guideline of the number of shares for the respective management level of the employee.

     In 1995, Mr. Adderley and the other members of the Company's Managing Committee, who together constitute the 14 most senior officers of the Company, were awarded Restricted Shares of the Company's Class A common stock under the Company's Performance Incentive Plan. The Restricted Share awards, which vest in three equal annual installments beginning in May 1996, are intended to secure the long-term commitment of senior executives to remain with the Company, incentivized by the prospect of increasing the value of their stock holdings through increased profitability and growth of the Company. The award in Mr. Adderley's case was for 15,000 shares.


Conclusion

     The Committee believes that the Company's executive compensation program, providing as it does for competitive base salaries along with short and long-term incentive compensation opportunities, is an important factor in motivating senior officers as well as maintaining an appropriate focus on increasing stockholder value.

                                              HAROLD E. GUENTHER
                                              CEDRIC V. FRICKE
                                              B. JOSEPH WHITE

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer and the four highest-paid executive officers of the Company:

                                                                   Long-Term
                                                                  Compensation
                                                          ---------------------------
                                  Annual Compensation                Awards
                                  -------------------     ---------------------------
                                                           Restricted      Securities
       Name and                                              Stock         Underlying      All Other
   Principal Position       Year   Salary      Bonus      Award(s)($)(1)   Options (#)   Compensation(2)
   ------------------       ----   ------      -----      --------------   -----------   ---------------

T. E. Adderley              1995  $650,000   $241,000        $442,500         30,000        $170,064
 President and Chief        1994   590,000    531,000         381,500         22,000         112,320
 Executive Officer          1993   540,000    190,000                         31,000          98,219

R. G. Barranco              1995  $380,000   $106,000        $191,750         15,000        $ 35,160
 Executive Vice President,  1994   323,334    206,000         163,500         12,000          25,400
 Operations                 1993   265,000    100,000                         14,000          19,606

R. E. Thompson              1995  $380,000   $106,000        $191,750         15,000        $ 35,160
 Executive Vice President,  1994   323,334    206,000         163,500         12,000          24,380
 Administration             1993   265,000     83,000                         14,000          18,480

P. K. Geiger(3)             1995  $249,583   $ 61,000        $ 94,400          8,000        $ 20,914
 Senior Vice President and  1994   200,000     99,000          90,750          7,000          13,239
 Chief Financial Officer    1993   103,285     20,660                          5,000           6,197

R. H. McNabb(3)             1995  $241,333   $ 60,000        $ 94,400          8,000        $ 16,663
 Senior Vice President-     1994    69,323     36,400          84,000          7,000           3,267
 Business Solutions and     1993
 General Manager

(1) Restricted Shares of the Company's Class A common stock, which vest in three equal annual installments beginning in May 1996, were awarded in May 1995. The above amounts represent the fair market value of the entire award for each executive officer at the grant date. The number of shares awarded were: T. E. Adderley, 15,000 shares; R. G. Barranco, 6,500 shares;
    R. E. Thompson, 6,500 shares; P. K. Geiger, 3,200; R. H. McNabb, 3,200 shares.

(2) Represents company contributions to non-qualified defined contribution/deferred compensation plan for officers and certain other management employees known as the Management Retirement Plan. The amount reported above for Mr. Adderley includes contributions of $99,204, $65,520 and $57,295 for 1995, 1994 and 1993, respectively, made because he would have earned a greater benefit had he remained under a defined benefit Retirement Plan which was terminated December 31, 1988.

(3) Messrs. Geiger and McNabb became employees of the Company in 1993 and 1994, respectively.

Option Grants in 1995

     The following table shows all grants of stock options to the officers named in the Summary Compensation Table above in 1995. The exercise price of all such options was the fair market value on the date of grant except that the option for 4,000 shares granted to Mr. Adderley at $32.45 was at 110% of the fair market value of $29.50 on the date of the grant. With respect to this option for 4,000 shares awarded to Mr. Adderley, fifty (50%) percent are exercisable one year after the date grant with an additional twenty-five (25%) percent exercisable on each of the next two anniversary dates of the grant. Of the remaining options awarded, twenty (20%) percent are exercisable one year after the grant date with an additional twenty (20%) percent exercisable on each of the next four anniversary dates. Upon exercise of an option, an officer purchases all or a portion of the shares covered by the option by paying the exercise price multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering common shares already owned by the officer.

                               Individual Grants
- --------------------------------------------------------------------
                                                                         Potential Realizable Value at
                Number of                                                Assumed Annual Rates of Stock
                Securities    % of Total                               Price Appreciation for Option Term
                Underlying     Options                                 ----------------------------------
                 Options      Granted to
                 Granted      Employees      Exercise or  Expiration
    Name          (#)       in Fiscal Year   Base Price      Date         0%        5%         10%
    ----         ---------  --------------   ----------    ---------      --        --         ---

T. E. Adderley..   4,000                       $32.45     05/17/00        0       $ 62,410  $  176,262
                  26,000                        29.50     05/17/05                 482,362   1,222,400
                  ------                                                          --------  ----------
                  30,000        16.84                                             $544,772  $1,398,662

R. G. Barranco..   4,000                       $29.50     05/17/05        0       $ 74,210  $  188,062
                  11,000                        29.50     05/17/05                 204,076     517,169
                  ------                                                          --------  ----------
                  15,000         8.42                                             $278,286  $  705,231

R. E. Thompson..   4,000                       $29.50     05/17/05        0       $ 74,210  $  188,062
                  11,000                        29.50     05/17/05                 204,076     517,169
                  ------                                                          --------  ----------
                  15,000         8.42                                             $278,286  $  702,231

P. K. Geiger....   4,000                       $29.50     05/17/05        0       $ 74,210  $  188,062
                   4,000                        29.50     05/17/05                  74,210     188,062
                  ------                                                          --------  ----------
                   8,000         4.49                                             $148,420  $  376,124

R. H. McNabb....   4,000                       $29.50     05/17/05        0       $ 74,210  $  188,062
                   4,000                        29.50     05/17/05                  74,210     188,062
                  ------                                                          --------  ----------
                   8,000         4.49                                             $148,420  $  376,124

     The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. As shown in the 0% column above, no gain to the named officers or all employees is possible without appreciation in the price of the Company's common stock, which will benefit all shareowners. For example, in order for any of the named officers to realize the potential values set forth in the 5% and 10% columns in the table above with respect to the exercise price of $29.50 (the fair market value on the date of the grant), the price per share of the Company's Class A common stock would be approximately $48.05 and $76.52, respectively, as of the expiration date of their options.

Option Exercises During 1995 and Year-End Option Values

     The following table shows stock option exercises during 1995 by each of the officers named in the Summary Compensation Table and the value of unexercised options at December 31, 1995:

                                                           Number of
                                                     Securities Underlying
                                                      Unexercised Options       Value of Unexercised In-the-Money
                                                        at Year End (#)              Options at Year End
                                                     ---------------------      ---------------------------------
                 Shares Acquired
    Name          on Exercise (#)   Value Realized  Exercisable  Unexercisable      Exercisable  Unexercisable
    ----         ----------------   --------------  -----------  -------------      -----------  -------------

T. E. Adderley..          0                   0       18,600        64,400           $3,375       $ 8,775
R. G. Barranco..      1,875             $11,531       10,813        33,000           $6,000       $12,000
R. E. Thompson..      2,500             $15,375        8,000        33,000           $6,000       $12,000
P. K. Geiger....        500             $ 5,125        2,900        16,600           $2,200       $ 7,300
R. H. McNabb....          0                   0        1,400        13,600           $  700       $ 2,800


Performance Graph

     The following graph compares the cumulative total return of the Company's Class A common stock, with that of the NASDAQ Stock Market Index, a Peer Group Index, and the S&P Specialized Services Index (added in 1995) for the five years ended December 31, 1995. The graph assumes an investment of $100 on January 1, 1990 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
          Kelly Services, NASDAQ Stock Market Index, Peer Group Index
                      and S&P Specialized Services Index



                                             1990     1991  1992   1993    1994  1995
                                             ----     ----  ----   ----    ----  ----
 Kelly Services                               100      98    139    113     114   119

 NASDAQ Stock Market Index                    100     161    187    215     210   296

 Peer Group Index (See note 1)                100     145    167    207     296   349

 S&P Specialized Services Index (See note 2)  100     109    108    104      96   130

Notes:

1. The Peer Group Index consists of other U.S. temporary help service companies selected by the Company which have a stock market capitalization of more than $100,000,000. The index includes: CDI Corp., Manpower Inc., Olsten Corp., and Robert Half International Inc. (all of which are traded on the NYSE). Adia Services, Inc., which appeared in prior years, has been removed from the Peer Group Index because it was absorbed by its Swiss parent, Adia S.A., in late 1994.

2. The S&P Specialized Services Index consists of the following service companies: H & R Block Inc., CUC International Inc., Ecolab Inc., Interpublic Group COS Inc., National Service Industries, Inc., Ogden Corp., Safety Kleen Corp., and Service Corp. International.

                   Matters to be Brought Before the Meeting
                             Election of Directors
                                  Proposal 1

     The Board of Directors is divided into three classes with each class elected for a three-year term. Under the Certificate of Incorporation, the Board of Directors shall consist of no fewer than five (5) and no more than seven (7) members, the exact number of directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the whole Board at six (6).

     The Board of Directors recommends that the two (2) nominees named below be elected to serve as Directors. Each of the nominees will serve for a three
(3) year term ending at the annual meeting of stockholders held after the close of the fiscal year ended January 3, 1998.

     The shares represented by the enclosed form of proxy, when properly executed by a stockholder of record, will be voted at the Annual Meeting, or any adjournment thereof, as designated thereon if unrevoked at the time of the meeting. If a nominee is unavailable for election for any reason on the date of the election of the directors (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the meeting. The directors will be elected by a majority of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the meeting.

     The name and age of the nominees and for each person whose term of office as a director will continue after the meeting as of March 1, 1996, their present occupations or employment during the past five years and other data regarding them, based upon information received from the respective individuals, are hereinafter set forth:


                           Year of                                                     Year First
                        Expiration of               Principal                          Elected as
Name and Age            Elective Term               Occupation                          Director
- ------------            -------------               ----------                         ----------

     Nominees for Election as Director to be Elected for a Three-Year Term
W. R. Kelly  ..........    1996       Chairman of the Board of the Company                1952
  Age 90

B. J. White  ..........    1996       Dean and Professor of Business Administration
  Age 48                                of the University of Michigan                     1995
                                        School of Business Administration; Director
                                        of Equity Residential Property Trust;
                                        Director of Falcon Building Products, Inc.;
                                        Director of Three-D Departments, Inc.;
                                        Director of Union Pump Co., Inc.
                        Directors Continuing in Office
T. E. Adderley(a)(b)...    1998       President and Chief Executive Officer of the        1962
   Age 62                               Company; Director of Detroit
                                        Edison Company; Director of First Chicago
                                        NBD Corporation.

H. E. Guenther ........    1998       Retired Senior Vice President, Kemper Financial
   Age 68                               Services, Inc.                                    1985

C. V. Fricke ..........    1997       Professor Emeritus, University of Michigan-
    Age 67                              Dearborn                                          1978

V. G. Istock ..........    1997       President and Chief Executive Officer of First      1991
  Age 55                               Chicago NBD Corporation; Chief
                                        Executive Officer of First National Bank of
                                        Chicago; and Chairman and Chief Executive
                                        Officer of NBD Bank, Michigan

(a) Mr. Adderley is a director and executive officer of all subsidiaries of the Company.

(b) Mr. Adderley is the son of Mr. Kelly.

              Proposed Amendment to Certificate of Incorporation
            to Increase the Maximum Size of the Board of Directors
                          from Seven to Nine Members
                                  Proposal 2

     Article Fifth of the Company's Certificate of Incorporation provides that the "business, property and affairs of this corporation shall be managed by a Board Directors consisting of no fewer than five (5) and no more than seven
(7) members, the exact number to be determined from time to time by resolution of the Board of Directors."

     Currently the Board of Directors consists of six (6) directors divided into three classes, which classes hold office for successive terms of three years, respectively.

     Given the increasing size, scope and complexity of the Company's business, the Board believes it desirable to amend Article Fifth to provide that the "business, property and affairs of this corporation shall be managed by a Board of Directors consisting of no fewer than five (5) and no more than nine (9) members, the exact number to be determined from time to time by resolution of the Board of Directors." The proposed amendment is set forth in Exhibit A.

     Increasing the number of available seats on the Board will enable the Company to attract additional expertise to assist the Board in its consideration of issues facing the Company as it moves into the next century. Although the Board expects to fill some or all of these Board seats, it has no candidates currently under consideration.


                                 Required Vote

     For the adoption of the foregoing amendment to Article Fifth of the Company's Certificate, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares of the Company's stock entitled to vote at the meeting is required pursuant to Article Fifteenth of the Certificate. The approval of these amendments is not contingent upon any other consideration or approvals sought in this proxy statement. Directors and officers own sufficient shares to ensure adoption of the proposal.

     The proposed amendment to Article Fifth of the Certificate, if approved by the stockholders, will become effective upon the filing of a Certificate of Amendment with the Secretary of Delaware. The filing is expected to take place promptly after the meeting if stockholders approve the amendments.

        The Board recommends a vote FOR the proposed amendment to Article Fifth of the Certificate.

                                Approval of the
              Performance Incentive Plan as Amended and Restated
                   Including Performance-Based Criteria for
                              Performance Awards
                         For Senior Executive Officers
                                  Proposal 3

Background for Proposal. The Kelly Services, Inc. Performance Incentive Plan was approved by the Company's stockholders at the Annual Meeting held in 1992. Since that time, Section 162(m), added to the Internal Revenue Code in 1993, established a limit of $1 million per year on the tax deductibility of annual compensation paid to the top five executive officers of a public company, unless such compensation is "performance-based" and certain conditions are met. These conditions include that an award under an incentive plan be objectively determinable based upon a performance standard and that the nature of the standard be approved by the company's stockholders. There must also be a limitation on the size of the award to any covered executive. Internal Revenue Service regulations further specify that with respect to stock options granted after the 1997 annual meeting of stockholders, there must be a limitation in the plan on the number of shares which may be granted as options during a specified period to any single employee.

     Finally, experience gained in administering the Plan since its inception in 1992 has led the Board of Directors to approve certain amendments which improve the Plan's flexibility and better achieve its purpose of encouraging key officers and executives of the Company selected to participate to further the long-term growth and profitability of the Company. These are technical amendments which add or modify certain definitions, provide greater flexibility in administering the Plan in cases of employment termination, provide for deferral of the payout of awards as the Compensation Committee shall determine and which permit the transfer of awards to family members under certain circumstances.

     Accordingly, the Board of Directors has adopted, subject to stockholder approval, an Amended and Restated Kelly Services, Inc. Performance Incentive Plan as set forth in Exhibit B to this Proxy Statement. Although only those amendments to the Plan which are printed in boldface type require approval of the stockholders, the Board is seeking approval of the entire Plan as amended and restated.

     Only those amendments to the Plan requiring stockholder approval are discussed below.

Increasing the Maximum Number of Shares Awardable under the Plan. In general, the Performance Incentive Plan is designed as a so-called "evergreen" plan in that it does not specify a maximum number of shares of Class A stock that may be issued and made subject to issuance over the life of the Plan. Instead, it provides that, at any given time, the maximum number of shares which may be issued and made subject to future issuance shall equal 5% of the number of shares of Class A stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward if necessary to eliminate fractional shares), reduced to take into account various awards made during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the "Adjustment Period"), and increased by the number of shares as to which stock options granted during the Adjustment Period have since expired or terminated for any reason other than exercise of such options or related Stock Appreciation Rights ("SARs").

     The continued growth of the Company (revenues have increased from $1.7 billion in 1992 when the Plan was adopted, to $2.7 billion in 1995) and the corresponding increase in the number of executives and other key employees who may be selected for stock-related awards under the Plan has caused the Board to conclude that the maximum number of shares, which may be issued and made subject to future issuance, should be increased to 7.5% of the number of shares of Class A stock (exclusive of treasury shares), as of the end of the immediately preceding Company fiscal year subject to rounding down and adjusted for prior awards and options expired or terminated other than for exercise, in order to insure an adequate number of shares for stock-related awards going forward.

Increasing the Number of ISOs Available for Grant under the Plan. Currently, the total number of shares covered by outstanding Incentive Stock Options
(ISOs) plus the number of shares issued in settlement of exercised ISOs, whenever granted, may not exceed 1,687,500 shares as adjusted for the May 1993 five-for-four stock split. At present, there are 976,710 shares either covered by outstanding ISOs or which are shares issued in settlement of exercised ISOs. To continue to provide flexibility under the Plan to make stock option grants consisting of both ISOs and Nonqualified Stock Options (NQSOs), Section 5 of the Plan has been amended to increase the total shares available for ISOs to 4,000,000 shares. This ISO limit is subject to the general award limit set forth in Section 5 of the Plan. Additionally, to clarify the treatment to be accorded stock options, SARs or other equity-based awards assumed by the Company in connection with a merger or acquisition of another company, the Plan has been amended at the end of Section 5, in keeping with common practice under other similar incentive plans, to provide that such extraordinary awards shall not count against the shares available for award under the Plan.

Limitation on Maximum Number of Shares which May Be Granted as Options During Any Consecutive Fee Calendar Years to Any Single Employee. Effective with stock option grants made after the 1997 annual meeting of stockholders, regulations under the Internal Revenue Code will require that incentive compensation plans contain a limitation on the maximum number of shares which may be granted as options (whether or not in tandem with SARs) in a specified period to any single employee. Accordingly, the Plan has been amended to provide in Section 6(b) that the maximum number of shares which may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single employee shall be 750,000, subject to adjustment under Section 13 of the Plan.

Performance Awards to Senior Executive Officers. In order to facilitate exemption of compensation paid in connection with performance awards to senior executive officers of the Company (vice presidents and above designated by the Compensation Committee at the time of grant) from the $1 million tax deduction limit imposed by Section 162(m) of the Internal Revenue Code, a new Section 9B has been added to the Plan requiring that such awards be "performance based" and that certain other requirements be met.

     As set forth in Section 9B of the Amended and Restated Plan, performance awards may be granted to senior executive officers only during the first quarter of the Company's fiscal year. Subject to the general limits on award amounts set forth in Section 5 and the adjustment provisions of Section 13, the maximum number of performance shares and/or performance share units that may be granted to any given senior executive officer with respect to a single performance period is 25,000.

     At or prior to the grant of any performance award to a senior executive officer, the Compensation Committee of the Board of Directors shall establish one or more objectively determinable performance goals for the award relating to one or more of the following areas of Company performance over the relevant performance period: earnings per share of Common Stock; revenue growth; operating income; net income, before or after taxes; operating cash flow; return on revenues, assets or equity: customer or employee retention; or an index of customer satisfaction.

     At the same time, the Committee shall establish a "payout" schedule for the performance award, which shall range from 100 percent of the performance shares and/or performance share units constituting the award (if actual Company results for the performance period at least equal the performance goal(s) established) to zero percent of such award (if actual Company results for the period do not at least equal a minimum amount or level specified by the Committee) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results.

     In connection with the establishment of the performance goal(s), the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not taken into account when actual Company results relating to such goal(s) are calculated. The only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the payout schedule shall be objectively determinable adjustments for the items or events so specified.

     The Committee may establish other preconditions to the payout of awards, including preconditions the satisfaction of which may call for subjective determinations by the Committee. The payout on any performance award may also be reduced if, in the Committee's judgment, the individual performance of the senior executive officer during the performance period has not warranted the payout so calculated. In no event, shall the payout on any performance award exceed the payout permissible under the award's payout schedule nor shall any additional shares be granted to any senior executive officer under Section 9A(c) of the Plan so long as Section 162(m) of the Code remains in effect.

     If a performance award is granted to a senior executive officer and prior to the third anniversary of the date of grant, the grantee ceases to be an employee due to the grantee's disability, that percentage of the total number of performance shares and/or performance share units comprising such award which equals the percentage of the entire performance period by then elapsed shall be unaffected by the employment termination and the unaffected portion of the award subsequently shall vest or be forfeited or canceled in accordance with the payout schedule, any preconditions, and the provisions of the Plan applicable to the original award. If the grantee's employment terminates due to death, the performance period for such grantee shall terminate at the end of the year in which death occurs (but no later than the normal performance period). The number of performance shares and/or performance share units payable to the grantee's estate or beneficiary shall be the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which death occurs) times a time factor (a fraction, the numerator of which is the time elapsed between the date of grant and the date of death and the denominator of which is the number of days in the performance period). If the grantee of a performance award ceases to be an employee before the third anniversary of the grant date for any other reason, the Committee shall determine the disposition of the Award.

1996 Performance Share Awards to Chief Executive Officer and the Next Four Highest Paid Executive Officers. On March 18, 1996, the following performance share awards were made, consistent with the above-described criteria, to the chief executive officer and the next four highest paid senior executive officers with the concurrence of those members of the Board of Directors who are "disinterested persons" as that term is used in Securities and Exchange Commission Rule 16b-3, subject to stockholder approval of this proposal: T. E. Adderley-12,000 shares; R. G. Barranco-5,000 shares; R. E. Thompson-5,000 shares; P. K. Geiger-2,500 shares; and R. H. McNabb-2,500 shares. The objective performance measure upon which payout of these awards will be based is the achievement of specified cumulative earnings per share over the three-year performance period, 1996 through 1998. In making these awards, the Compensation Committee has agreed to exclude the following items from earnings per share (i.e., fully diluted as reported, transitioning to diluted if the Financial Standards Accounting Board changes the definition) for performance measurement and performance share payout purposes for the 1996-1998 award cycle: extraordinary items (accounting definition); losses on discontinued operations; changes in accounting principles, tax laws and tax regulations; gains or losses on acquisitions or divestitures, and restructuring charges and other unusual or non-recurring items which are identified as such and quantified in the financial statements and/or footnotes thereto in the Company's Annual Report. These awards are subject to stockholder approval of the Amended and Restated Plan.

Effect of Non-Approval. If this Proposal is not approved by stockholders, the 1996 performance share awards, which have been made subject to stockholder approval of this Proposal, will be forfeited and the amendments specifically addressed in this Proposal will not become effective. The Company's Performance Incentive Plan, including those amendments approved by the Board of Directors not requiring stockholder approval will, however, be unaffected.

Required Vote. The proposal to approve the Amended and Restated Performance Incentive Plan incorporating provisions for performance-based criteria for performance share awards will be carried if it receives the affirmative vote of the holders of a majority of the Company's Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For this purpose, any abstention with respect to such shares will have the same effect as a vote against the proposal, but any such shares that are the subject of a broker non-vote will not be considered to be present. Accordingly, any broker non-vote will have no effect on the outcome of the vote on this proposal.

     The Board of Directors recommends a vote "FOR" approval of the Amended and Restated Performance Incentive Plan including those provisions establishing performance-based criteria for performance awards for senior executive officers of the Company.

                   Relationship with Independent Accountants
                                  Proposal 4

     The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP as independent accountants of the Company for the current fiscal year ending December 29, 1996, subject to ratification by the stockholders. This firm has served as independent accountants for the Company for many years and is considered to be well qualified by the Board of Directors. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

     It is recommended by the Board of Directors that the proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the year 1996 be approved. If stockholders fail to approve this proposal, the Board will reconsider the appointment of Price Waterhouse LLP as independent accountants for the year 1996.

     The proposal to ratify the appointment of Price Waterhouse LLP will be carried if it receives the affirmative vote of the holders of a majority of the Company's Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting.

                             Stockholder Proposals

     Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 9, 1996.

                                 Other Matters

     At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the meeting. If any other matters do properly come before the meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

     A copy of the Company's printed annual report as of December 31, 1995, the close of the Company's latest fiscal year, has been mailed to each stockholder of record. The expense of preparing, printing, assembling and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

     It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope.



                                   By Order of the Board of Directors



                                   EUGENE L. HARTWIG
                                        Secretary

                                                                     EXHIBIT A



                      PROPOSED AMENDMENT TO ARTICLE FIFTH
                         CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation of Kelly Services, Inc. shall be amended as follows:

     (1) By changing Article FIFTH to read in its entirety as follows:

     "The business, property and affairs of this corporation shall be managed by a Board of Directors consisting of no fewer than five (5) and no more than nine (9) members, the exact number to be determined from time to time by resolution of the Board of Directors. The directors shall be classified with respect to the term for which they shall severally hold office by dividing them into three classes as nearly equal in number as may be, the classes to hold office for successive terms of three years, respectively, but all directors of the corporation shall hold office until their successors are elected and qualified. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by the by-laws directed or required to be exercised or done by the stockholders.

     "Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     "Any director, or the entire Board of Directors, may be removed at any time, but only for cause. The affirmative vote of the holder of 75% of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required to remove a director from office. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of directors of the corporation."

                                                                     EXHIBIT B

                             KELLY SERVICES, INC.
                          PERFORMANCE INCENTIVE PLAN

(As Amended and Restated by Action of the Board of Directors)

                      (March 29, 1996)


Section 1-Purposes

     This KELLY SERVICES, INC. PERFORMANCE INCENTIVE PLAN (the "Plan") provides for long-term incentive compensation to those key officers and employees of Kelly Services, Inc. (the "Company") or any Affiliated Entity, who, from time to time, may be selected for participation. The Plan is intended to provide incentives and rewards for such employees (i) to support the execution of the Company's business strategies and the achievement of its goals and (ii) to associate the interests of employees with those of the Company's stockholders.


Section 2-Certain Additional Definitions and Rules of Construction

     (a) The terms set forth in quotation marks below have the following meanings under the Plan:

         "Additional Shares" means immediately vested shares of Company Stock awarded pursuant to Section 9(A)(c) of the Plan.

         "Affiliated Entity" means a corporation, partnership or other business enterprise in which the Company directly or indirectly has a significant equity interest under United States generally accepted accounting principles.

         "Award" means a Restricted Award, Performance Award, award of Additional Shares, Option, SAR or Foreign Award granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. The Committee shall not include any person who is an employee of the Company or who otherwise would not be considered a disinterested person within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

         "Company Stock" means the Class A Common Stock, $1.00 par value, of the Company.

         "Deferred Compensation Plan" means a plan of the Company or an Affiliated Entity the terms of which satisfy all conditions necessary to assure the deductibility under Section 162(m) of all compensation payable in connection with Performance Share Unit Awards and which permits an Employee voluntarily to defer receipt of stock that otherwise would be payable in settlement of a Share Unit Award.

         "Disabled" means the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee's regular occupation with his or her Employer where such inability has existed for at least six continuous months.

         "Disability" means the condition of being Disabled.

         "Employee" means an employee of the Company or an Affiliated Entity.

         "Employer" means the Company or the Affiliated Entity which employs an Employee at any given time.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means (1) as of any given date on which Company Stock is authorized for quotation in the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") as a NASDAQ National Market System Security, the average of the high and low trading prices for a share of Company Stock reported by NASDAQ for such date (or, if no sale is so reported for such date, for the latest preceding date on which such a sale was so reported) and (2) as of any other given date, the fair market value of a share of Company Stock as determined in good faith by the Committee.

         "Foreign Award" means an award granted pursuant to Section 10 of the Plan.

         "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code (or any successor provision in effect at a relevant time) and that is identified as intended to be an ISO in the written agreement evidencing the Option.

         "Nonqualified Stock Option" or "NQSO" means an Option that is not an ISO.

         "Option" means an Option to purchase Company Stock granted pursuant to Section 6 of the Plan.

         "Over-10% Owner" means an owner of over 10% of the total combined outstanding voting power of all classes of capital stock of the Company.

         "Performance Award" means an award of Performance Shares or Performance Share Units.

         "Performance Shares" and "Performance Share Units" mean, respectively, shares of Company Stock and Share Units granted under
     Section 9 of the Plan which, until vested, are subject to forfeiture.

         "Restoration Option" has the meaning set forth in Section 6(f) of the Plan.

         "Restricted Award" means an award of Restricted Shares or Restricted Share Units.

         "Restricted Shares" and "Restricted Share Units" mean, respectively, shares of Company Stock and Share Units granted under Section 8 of the Plan which, until vested, are subject to forfeiture.

         "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3, as amended.

         "Section 16 Reporting Person" means a person required by Section 16 of the Exchange Act and related rules to file reports concerning such person's ownership of and transactions in Company equity securities.

         "Section 162(m)" means Section 162(m) of the Code (or such successor section as may be in effect at a given time), together with the regulations of the U.S. Department of the Treasury promulgated thereunder.

         "Senior Executive Officer" means, for purposes of Section 9B, an Employee who is an officer of the Company at or above the rank of Vice President and who is designated as such by the Committee at the time of grant.

         "Share Unit" means a unit available for award under the Plan which:
     (1) upon vesting or payout, shall entitle the holder to receive from the Company for each Share Unit vested or paid, a share of Company Stock, and
     (2) until settled after vesting, or until forfeited, shall entitle the holder to be paid by the Company the equivalent of any cash dividend paid on Company Stock to which the holder would have been entitled if, on the date of grant of such Share Unit, the grantee of the Share Unit had instead been granted a Restricted Share or Performance Share.

         "Stock Appreciation Right" or "SAR" means a right granted pursuant to
     Section 7 of the Plan which, upon exercise, shall entitle the holder to receive from the Company the Fair Market Value of a share of Company Stock on the exercise date, minus the Fair Market Value of such a share on the date of grant of the Option to which such right is related.

         (b) All references herein to the "issuance" of shares, to shares "issued" or "issuable," and the like, are intended to include transfers of previously issued shares held in the treasury of the Company ("treasury shares"), as well as new issuances of authorized but previously unissued shares as determined from time to time by the Board.


Section 3-Administration

     The Plan shall be administered by the Committee which, subject to such limitations as are expressly set forth in the Plan, shall make recommendations with respect to granting Awards and determining the type, amount and other terms and conditions of each Award. Each Award shall be recommended subject to review and approval by a majority of the full complement of those members of the Board who are "disinterested persons" as that term is used in Rule 16b-3 (or any successor provision in effect at the time). Awards shall not be deemed to be granted unless and until so approved. The Committee shall have authority to prescribe the forms of written agreements to evidence Awards, to interpret the Plan and the provisions of such agreements, to adopt administrative rules and procedures concerning administration of the Plan and to take such other action as it determines to be necessary, advisable, appropriate or convenient for the administration of the Plan in accordance with its purposes. The Committee may delegate to the chief executive officer of the Company, if also a director, some or all of its authority to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons, in which case actions taken by the chief executive officer pursuant to such delegated authority shall have the same effect as if taken by the Committee. The Committee may delegate performance of record-keeping and other ministerial functions concerning the Plan and its day-to-day operations to such persons as it may specify from time to time.

Section 4-Eligibility for Awards; No Requirement of Uniformity

     Any type of Award may be granted to any Employee at any time, except that Foreign Awards may only be granted to such Employees as are permissible grantees under Section 10 of the Plan. The type, amount and other terms and conditions of an Award made to a grantee at any given time need not be the same as for any other Award granted then or at any other time to the same or any other grantee.

Section 5-Maximum Number of Shares

     At any given time, the maximum number of shares of Company Stock which may be issued as Restricted Shares or Units, Performance Shares or Units, Additional Shares or similar Foreign Awards and made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards shall be 7.5% of the number of shares of Company Stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares),

     (a) minus the sum of:

          (1) the number of shares awarded as Restricted Shares, Performance Shares or Additional Shares during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the "Adjustment Period");

          (2) the number of Share Units awarded during the Adjustment Period;

          (3) the number of shares made subject to Options granted (including Restoration Options arising) during the Adjustment Period; and

          (4) the total number of shares issued as Foreign Awards, and the maximum number of shares which in the future may be issued in settlement of Foreign Awards, granted during the Adjustment Period,

     (b) plus the sum of:

          (1) the number of shares as to which Options have expired or terminated during the Adjustment Period for any reason other than exercise of such Options or of related SARs;

          (2) the number of shares as to which Restricted Awards and Performance Awards granted during the Adjustment Period have since been forfeited and not vested; and

          (3) the number of shares transferred to the Company (actually or constructively) to satisfy the exercise price of an outstanding Option during the Adjustment Period.

     In addition to the foregoing, in no event may the total number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs, whenever granted, exceed 4,000,000 shares.

     Any stock options, SARs or other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.

Section 6-Options

     (a) Incentive Stock Options and Nonqualified Stock Options. At the time of grant of an Option, it shall be specified whether it is intended to be an
Incentive Stock Option or a Nonqualified Stock Option, and the agreement evidencing such Option shall designate the Option accordingly. In connection with the grant of any Option intended to be an ISO, the Committee may prescribe such terms and conditions, other than those specified in the Plan, as it deems desirable to qualify the Option as an incentive stock option under the Code. If for any reason an Option (or any portion thereof) intended by the Committee to be an ISO nevertheless does not so qualify, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option irrespective of the manner in which it is designated in the Option agreement.

     (b) Number of Shares and Exercisability. The number of shares subject to an Option, the time at which the Option or any portion thereof first becomes exercisable (which time may, but need not, be coincident with the date of grant) and the latest date on which the Option may be exercised (the "expiration date") shall be as specified at the time of grant; provided, however, that the expiration date for any ISO granted to an Over-10% Owner may be no later than five years, and the expiration date for any other Option may be no later than ten years, after the date of grant of the Option and provided further that the maximum number of shares which may be granted as Options (whether or not in tandem With SARs) during any consecutive five calendar years to any single Employee shall be 750,000, subject to adjustment under
Section 13 of the Plan. The Committee may, in its discretion, accelerate the exercisability of any Option (or Option portion) at any time or provide for automatic acceleration of exercisability of any Option (or portion) upon the occurrence of such events as it may specify, except that no acceleration of exercisability of an ISO or any portion thereof shall be effective without the consent of the Option holder if such acceleration would cause the ISO or any other ISO of such holder (or any portion thereof) to become a Nonqualified Stock Option. During the lifetime of the grantee of an Option, the Option may be exercised only by the grantee or the grantee's legal representative.

     (c) Exercise Price. Unless a higher price is specified at the time of grant, the per share exercise price of each Option shall be the Fair Market Value of a share of Company Stock on the date of grant, except that the per share exercise price of any ISO granted to an Over-10% Owner shall be at least equal to 110% of such Fair Market Value on the grant date.

     (d) Exercise Procedures and Payment. The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of shares in respect of which the Option is then being exercised. Except to the extent further restricted or limited at the time of grant, payment may be made (1) entirely in cash or (2) by delivery of whole shares of Company Stock owned by the Option holder and the balance in cash. Shares delivered in payment shall be valued at their Fair Market Value on the date of delivery.

     (e) Effect of Employment Termination. The Committee shall determine the disposition of the grant of each Option in the event of the retirement, disability, death or other termination of employment of an Employee.

     (f) Restoration Options. At the time of grant of an Option (for purposes of this paragraph an "original Option") that is not itself a Restoration Option (as hereinafter defined), or at the time a Restoration Option arises, or at any other time while the grantee continues to be eligible for Awards and the original or Restoration Option (the "prior Option") is outstanding, the Committee may provide that the prior Option also shall carry with it a right to receive another Option (a "Restoration Option") if, earlier than six months before the expiration date of the prior Option, the grantee exercises the prior Option (or a portion thereof) while still an Employee and pays all or some of the relevant exercise price in shares of Company Stock that have been owned by the grantee for at least six months prior to exercise. In addition to any other terms and conditions (including additional limitations on exercisability) that the Committee deems appropriate, each Restoration Option shall be subject to the following:

          (1) the number of shares subject to the Restoration Option shall be the lesser of (i) the number of whole shares delivered in exercise of the prior Option or (ii) the number of shares of Company Stock which may be made subject to future issuance in settlement of Options pursuant to
     Section 5 of the Plan and the per person grant limits set forth in
     Section 6(b) at the time the Restoration Option arises;

          (2) the Restoration Option automatically shall arise and be granted (if ever) at the time of payment of the relevant exercise price in respect of the prior Option;

          (3) the per share exercise price of the Restoration Option shall be the Fair Market Value of a share of Company Stock on the date the Restoration Option arises;

          (4) the expiration date of the Restoration Option shall be the same as that of the prior Option;

          (5) the Restoration Option shall first become exercisable six months after it arises; and

          (6) the Restoration Option shall be a Nonqualified Stock Option.

Section 7-Stock Appreciation Rights

     (a) Grant, Exercisability and Termination. At the time of grant of an Option, or at any time while the Option is outstanding and the Option holder continues to be eligible to receive Awards, Stock Appreciation Rights may be granted to the holder with respect to some or all of the shares covered by the Option. The only persons entitled to exercise such SARs shall be the holder of the related Option or such holder's legal representative, and the expiration date of such SARs shall be the same as that of the related Option. SARs shall be exercisable if (and only if) and to the extent that the related Option is then exercisable, except that SARs shall not be exercisable by a Section 16 Reporting Person at any time within six months after the date on which the SARs were granted even if the related Option is then exercisable. Exercise of SARs shall automatically terminate the related Option with respect to that number of shares which equals the number of SARs being exercised, and exercise, cancellation or termination of an Option shall automatically terminate that number of related SARs which equals the number of shares with respect to which the Option is being exercised, canceled or terminated.

     (b) Exercise Procedures and Settlement Elections. Exercisable SARs may be exercised at any time in accordance with such exercise procedures as are then in effect. Except to the extent further restricted at the time of grant, at or prior to exercise of SARs, the holder may elect to have the exercised SARs settled (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the holder and the balance in whole shares of Company Stock plus cash in lieu of any fractional share. If no election is made, the SARs shall be settled in any of the foregoing manners as the Committee shall determine. For purposes of settlement, shares of Company Stock shall be valued as of the settlement date.

Section 8-Restricted Awards

     (a) Restriction Period. At the time of grant of a Restricted Award, the Committee shall establish a period of no less than twelve months with respect to such Restricted Award, which period (the "restriction period") shall commence as of the date of grant. The Committee may provide for the lapse of such restriction period in installments.

     (b) Vesting and Forfeiture. If the grantee of a Restricted Award remains an Employee throughout the applicable restriction period, the entire Restricted Award shall be fully vested and no longer subject to forfeiture as of the end of the restriction period. If the grantee ceases to be an Employee at any time during the restriction period due to death or Disability, that percentage of the total number of Restricted Shares and/or Restricted Share Units comprising such Award which equals the percentage of the entire restriction period by then elapsed shall be vested, and the remainder of such Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part, in which event that portion of the Restricted Award with respect to which the forfeiture has been waived shall be vested. If the grantee otherwise ceases to be an Employee during the restriction period, the Committee shall determine the disposition of the Award.

     (c) Other Matters. Restricted Shares comprising a Restricted Award shall be issued to the grantee as promptly as practicable after grant of the Restricted Award, but the certificates representing such Restricted Shares shall bear an appropriate legend and shall be held by the Company, and any and all non-cash dividends or other distributions upon such Restricted Shares shall be retained and held by the Company, pending vesting or forfeiture of such Restricted Shares. Such retained non-cash dividends and other distributions upon a Restricted Share thereafter shall be vested or forfeited, as the case may be, upon the vesting or forfeiture of such Restricted Share and, in the case of non-cash dividends and other distributions which vest, shall be distributed to the holder of the Restricted Shares as promptly as practicable after the vesting date. Subject to the Plan's limitations on available shares, and except to the extent further limited by the Committee in connection with a given Award of Restricted Share Units (which limitations may be imposed by the Committee at the time of grant of the Award or at any other time while the Award is unvested and the grantee is still an Employee), an Award of Restricted Share Units which vests shall be settled in cash, whole shares of Company Stock (valued at their Fair Market as of the settlement date), or a combination thereof, as the Committee shall determine. The holder of any Award of Restricted Share Units who is eligible to participate in a Deferred Compensation Plan may make an advance election, in accordance with the terms of such Deferred Compensation Plan, to defer settlement of any portion of his or her Restricted Share Unit Award that thereafter becomes payable in stock; otherwise, Restricted Share Units which vest shall be settled in full as soon as practicable after the vesting date.


Section 9A-Performance Awards and Additional Shares in General

     (a) Performance Period and Goals. At the time of grant of a Performance Award, the Committee shall establish a period of not less than one year nor more than five years with respect to such Performance Award, which period (the "performance period") shall commence as of the first day of the Company fiscal year in which such Award is granted, if it is granted during the first fiscal quarter of such fiscal year, and otherwise shall commence as of the date of grant. At the time of grant of the Performance Award, the Committee also shall establish one or more business performance goals for the applicable performance period and, if more than one has been established, the weight to be given each such goal

(collectively, "performance goals"). The performance goals initially established with respect to a Performance Award may be modified and adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established.

     (b) Vesting and Forfeiture. As soon as practicable following the end of the performance period for a Performance Award, the Committee shall determine the extent to which the performance goals for that Award were attained. If the Committee determines that the performance goals have been fully attained, and if the grantee of the Performance Award has remained an Employee throughout the performance period and up to the first anniversary of the grant date occurring after the end of the performance period (the "Grant Anniversary"), the entire Performance Award shall, upon such determination, be fully vested and no longer subject to forfeiture. If the grantee has remained an Employee throughout the performance period and to the Grant Anniversary but the Committee determines that the performance goals were only partially met, or were not met, the Committee nevertheless may determine to permit vesting of all or a portion of the Performance Award, whereupon such Award or portion shall be vested, but any portion of the Award not so vested shall be forfeited. If the grantee ceases to be an Employee at any time during the performance period or through the Grant Anniversary, the consequences thereof shall be the same, adjusted by a performance factor as determined by the Committee, as if the Performance Award had been a Restricted Award and the performance period a restriction period.

     (c) Additional Shares. Following the end of the performance period, the Committee may recommend a grant of Additional Shares to the grantee of a Performance Award if the grantee is then an Employee and the Committee determines that satisfaction of the performance goals for such Performance Award so warrants. Additional Shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

     (d) Other Matters. The provisions of Section 8(c) of the Plan concerning issuance of Restricted Shares, concerning retention of non-cash dividends and other distributions thereon, and concerning subsequent vesting and distribution, or forfeiture, of such non-cash dividends and other distributions also shall apply to Performance Shares, and the provisions thereof concerning settlement of Restricted Share Units also shall apply to Performance Share Units. The Committee may make interim grants of Awards to new participants in a fair and equitable manner.

Section 9B-Performance Awards to Senior Executive Officers

     (a) Special Provisions Applicable. In order to facilitate exemption of compensation paid in connection with Performance Awards to Senior Executive Officers (as defined in Section 2(a) above) from the tax deduction limit imposed by Section 162(m), the special provisions set forth in this Section 9B shall apply to all such Awards, notwithstanding any other provision of the Plan to the contrary. Except as superseded by this Section 9B, all provisions of the Plan applicable to Performance Awards also shall apply to such Awards granted to Senior Executive Officers.

     (b) Timing of Grants. Performance Awards may be granted to Senior Executive Officers only during the first quarter of the Company's fiscal year.

     (c) Limits on Award Amounts. Subject to the general limits on Award amounts set forth in Section 5 and the adjustment provisions of Section 13, the maximum number of Performance Shares and/or Performance Share Units that may be granted to any given Senior Executive Officer with respect to a single performance period is 25,000.

     (d) Performance Objectives and Payout Schedules. At or prior to the grant of any Performance Award to a Senior Executive Officer, the Committee shall establish one or more objectively determinable performance goals for the Award relating to one or more of the following areas of Company or other business unit performance over the relevant performance period: earnings per share of Company Stock; revenue growth; operating income; net income, before or after taxes; operating cash flow; return on revenues, assets or equity; customer or employee retention; or an index of customer satisfaction. At the same time, the Committee shall establish a "payout" schedule for the Performance Award, which shall range from 100 percent of the Performance Shares and/or Performance Share Units constituting the Award (if actual Company results for the performance period at least equal the performance goal(s) established) to zero percent of such Award (if actual Company results for the period do not at least equal a minimum amount or level specified by the Committee) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results. In connection with establishment of the performance goal(s) for a Performance Award to a Senior Executive Officer, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not taken into account when actual Company results relating to such goal(s) are calculated, and the only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the established payout schedule for the Performance Award shall be objectively determinable adjustments for the items or events so specified.

     (e) No Discretion to Increase Awards or Waive Forfeitures. In connection with the grant of a Performance Award to a Senior Executive Officer, the Committee may establish other preconditions to payout of the Award, including preconditions the satisfaction of which may call for subjective determinations by the Committee. In addition, the payout on any Performance Award granted to a Senior Executive Officer as calculated pursuant to the payout schedule established for the Award may be reduced by the Committee to the extent it deems appropriate if, in the Committee's judgment, the individual performance of the Senior Executive Officer during the performance period has not warranted the payout so calculated. However, for so long as Section 162(m) may require, in no event shall the payout on any Performance Award granted to a Senior Executive Officer exceed the payout permissible under the Award's payout schedule, and in no event shall any Additional Shares be granted to any Senior Executive Officer.

     (f) Effect of Employment Termination. If a Performance Award is granted to a Senior Executive Officer and prior to the Grant Anniversary the grantee ceases to be an Employee due to the grantee's Disability, that percentage of the total number of Performance Shares and/or Performance Share Units comprising such Award which equals the percentage of the entire performance period by then elapsed shall be unaffected by the employment termination and the unaffected portion of the Award subsequently shall vest or be forfeited or canceled in accordance with the payout schedule, any preconditions, and the provisions of the Plan applicable to the original Award. If, prior to the Grant Anniversary, the grantee's employment terminates due to death, the performance period for such grantee shall terminate at the end of the year in which death occurs (but no later than the normal performance period). The number of Performance Shares and/or Performance Share Units payable to the grantee's estate or beneficiary shall be the maximum award payable, adjusted by a performance factor (the percent of the award earned according to the payout schedule calculated as of the end of the year in which death occurs), times a time factor (a fraction, the numerator of which is the time elapsed between the date of grant and the date of death and the denominator of which is the number of days in the performance period). If the grantee of a Performance Award otherwise ceases to be an Employee before the Grant Anniversary, the Committee shall determine the disposition of the Award.

     (g) Stockholder Approval Requirements. Those aspects of the Plan concerning Performance Awards to Senior Executive Officers for which stockholder approval is required under Section 162(m) shall be disclosed to and submitted for approval by the Company's stockholders at its 1996 annual meeting, and any grants of Performance Awards to Senior Executive Officers occurring prior to such meeting shall be subject to such approval and shall be canceled and of no effect if such approval is not obtained. If such approval is obtained, those aspects of the Plan concerning subsequent grants of Performance Awards to Senior Executive Officers for which additional stockholder approval may become required under Section 162(m) also shall be disclosed to and submitted for approval by the Company's stockholders as and to the extent so required. In no event may any Performance Award be granted to a Senior Executive Officer unless, either any and all of such stockholder approval requirements as Section 162(m) then would impose concerning the Award already have been satisfied, or the Award is granted subject to such approval.

Section 10-Foreign Awards

     The Committee may modify the terms of any type of Award described in
Section 6, 7, 8 or 9A of the Plan for grant to an Employee who is subject to tax or similar laws of a country other than the United States and may grant such modified Award, and structure and grant other types of awards related to appreciation in value of Company Stock, to such an Employee, to the extent that the Committee determines that doing so is necessary or advisable in order to provide such grantee with benefits and incentives comparable (to the extent practically possible) to those which would be provided the grantee by an Award under Section 6, 7, 8 or 9A if the grantee were not subject to such foreign laws.

Section 11-Certain Provisions Generally Applicable to Awards

     (a) Award Agreements. Each Award granted under the Plan (other than any award of Additional Shares and any similar Foreign Award unless the Committee otherwise determines) shall be evidenced by a written agreement setting forth (including, to the extent appropriate, by incorporating applicable provisions of the Plan) the type, amount and other terms and conditions of such Award, including, in addition to such terms and conditions as are expressly required to be determined by the Committee, all such other terms and conditions not inconsistent with the Plan as the Committee shall have specified with respect to such Award.

     (b) Transfer Restrictions; Potential Forfeiture. No Option or SAR, no untested Performance Award or Restricted Award, no Foreign Award similar to any of the foregoing, and none of the rights or privileges conferred by any such Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner whatsoever, except that, if the Committee determines that such transfer will not violate any requirements of the Securities and Exchange Commission or the Internal Revenue Service, the Committee may permit an intervivos transfer by gift to or for the benefit of a family member of the grantee. Any attempt to sell, assign, pledge, hypothecate or otherwise transfer any such Award or any of the rights and privileges conferred thereby contrary to the provisions of the Plan shall be void and unenforceable against the Company.

     (c) Overriding Precondition; Potential Forfeiture. It shall be an overriding precondition to the vesting of each Performance Award, Restricted Award and similar Foreign Award and the exercisability of each Option, SAR and similar Foreign Award: (1) that the grantee of such Award not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any Affiliated Entity or otherwise inimical to the best interests of the Company (except that employment with any entity at the request of the Company and employment that has been specifically approved by the Committee shall not be considered an activity in competition with or, in itself, otherwise inimical to the Company or any Affiliated Entity) and (2) that the grantee furnish the Committee with all such information confirming satisfaction of the foregoing condition as the Committee shall reasonably request. If the Committee makes a determination that a grantee, whether while still an Employee or afterward, has engaged in any such competitive or otherwise inimical activity, such determination shall operate to immediately cancel all then outstanding Options, SARs and similar Foreign Awards, and as an immediate forfeiture of all then unvested Restricted Awards, Performance Awards and similar Foreign Awards, theretofore granted to the grantee.

     (d) Tax Withholding. The Committee may make provision for withholding of shares otherwise issuable upon the grant, exercise, vesting or settlement of Awards, including by permitting grantees or other holders to request or to elect such withholding and/or by permitting grantees or other holders to tender other shares of Company Stock owned by such grantee or holder (including Additional Shares, vested Performance Shares and vested Restricted Shares), as a means of satisfying tax withholding obligations arising in connection with the grant, exercise, vesting or settlement of Awards. If the Committee determines to grant the right to make any such election to a grantee or holder, the Committee may condition, limit or qualify such election right in any manner it deems appropriate.

     (e) Stockholder Status. Neither the grantee of an Award, nor any other person to whom the Award or the grantee's rights thereunder may pass, shall be, or have any rights or privileges of, a holder of shares of Company Stock, in respect of any shares issuable pursuant to or in settlement of such Award, unless and until certificates representing such shares have been issued in the name of such grantee or other person.


Section 12-No Right to Employment or Award

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not confer upon any Employee a right with respect to continued employment by the Company. Further, the Company and each Affiliated Entity reaffirms its at-will employment relationship with its Employees and expressly reserves the right at any time to dismiss a grantee free from any liability or claim, except as provided under this Plan.


Section 13-Adjustments upon Changes in Capitalization

     In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a stock-on-stock dividend or split, spin-off, reverse split or combination of Company Stock, a rights offering, or any other change in the corporate or capital structure of the Company, the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or any successor provisions then in effect) applies shall be made in accordance therewith unless the Board specifically determines otherwise.

Section 14-Duration, Amendment, Suspension and Termination

     The Plan shall become effective upon approval by the stockholders of the Company entitled to vote thereon, as provided in the Board resolutions adopting the Plan, and shall continue thereafter until terminated by the Board as hereinafter provided. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but no such Board action shall adversely affect the rights of any grantee or other holder of any Award then outstanding or unvested without the consent of such grantee or holder.

       Adopted by the Board of Directors of the Company: March 29,1996.

[ Form of Proxy -- Front ]

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE           With-  For All
                            For   hold   Except                                                   For    Against  Abstain
1.) Election of Directors.  / /   / /     / /     2.) Approve amendment to Certificate of         / /      / /      / /
                                                      Incorporation to increase the size
                 W. R. Kelly                          of the Board of Directors.
               and B. J. White
                                                  3.) Approve Amended and Restated Performance    / /      / /      / /
                                                      Incentive Plan including performance-based
NOTE: If you do not wish your shares voted "FOR"      criteria for Performance Awards under the
a particular Nominee, mark the "For All Except"       Plan.
box and strike a line through that particular
nominees name. Your shares will be voted for the  4.) Ratify the appointment of Price Warehouse   / /      / /      / /
remaining nominees.                                   LLP as independent accountants.

                                                  5.) In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


                                                  Mark box at right if you wish only one Annual Report to be        / /
                                                  mailed to your household.
Please be sure to sign and date this Proxy.
                                  Date _________  Mark box at right if comments or address change have been noted   / /
                                                  on the reverse side of this card.
______________________   _______________________
Stockholder sign here    Co-owner sign here       RECORD DATE SHARES:

[ Form of Proxy -- Back ]

                             KELLY SERVICES, INC.
                           999 West Big Beaver Road
                             Troy, Michigan 48084

                     SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 1996

The undersigned hereby appoints as Proxies, William R. Kelly, Terence E. Adderley, and Eugene L. Hartwig, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the "Company") held of record by the undersigned on March 25, 1996 at the Annual Meeting of Stockholders to be held on May 21, 1996 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

- --------------------------------------------------------------------------
Please sign this Proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.
- --------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?
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